United States
                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004


                                   FORM 8 - K
                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




   Date of Report (Date of earliest event reported): October 23, 2003



                                PITNEY BOWES INC.



                         Commission File Number: 1-3579




State of Incorporation                         IRS Employer Identification No.
    Delaware                                           06-0495050





                               World Headquarters
                        Stamford, Connecticut 06926-0700
                        Telephone Number: (203) 356-5000

Item 5 - Other Events.

The registrant's press release dated October 23, 2003 regarding its completion of the acquisition of DDD Company.


Item 7 - Financial Statements and Exhibits.

c. Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit                Description
-------     -----------------------------------------------------------------

   (1)      Pitney Bowes Inc. press release dated October 23, 2003.







                                   Signatures
                                   ----------



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                PITNEY BOWES INC.

October 23, 2003

                                /s/ B.P. Nolop
                                ----------------------------------------------
                                B. P. Nolop
                                Executive Vice President and
                                Chief Financial Officer
                                (Principal Financial Officer)


                                /s/ J. R. Catapano
                                ----------------------------------------------
                                J. R. Catapano
                                Controller
                                (Principal Accounting Officer)

                                                                Exhibit 1
                                                                ---------

For Immediate Release
---------------------


Pitney Bowes Completes Acquisition of DDD Company
-------------------------------------------------

STAMFORD, Conn. and LANDOVER, MD, October 23, 2003 -- Pitney Bowes Inc. (NYSE:PBI) has completed its acquisition of DDD Company for a net purchase price of $49.5 million. The Maryland based company provides a broad array of services including, fulfillment services, secure mail processing, messenger services, logistics support, and record and information management. For the year ended December 31, 2002, DDD posted revenue of approximately $70 million. DDD will operate as Pitney Bowes Government Solutions, Inc., a stand-alone business reporting directly to Karen M. Garrison, executive vice president and group president, Pitney Bowes Business Services. Garrison has appointed Robert Hahn to the position of president, Government Solutions, to oversee the day-to-day operations of the business.

"This acquisition fits within our strategy to expand our technological capabilities in mail and document management growth markets. It also accelerates our diversification of the PBMS customer base into the targeted government sector, increases cross-selling opportunities, and better positions us for future growth in this important sector," stated Garrison. "In a time when government and businesses are more focused on the security of their operations, DDD's ability to provide trained staff with security clearances will complement Pitney Bowes already robust offering of on- and off- site secure mail solutions," Garrison added.

In business since 1988, Pitney Bowes Management Services, Inc. began by providing on site mailroom management to large corporate (Fortune 1000/FTSE) customers and top law firms and quickly expanded its scope to match customer demand. Today PBMS employs nearly 16,000 employees worldwide and provides services to nearly all of the Fortune 500 and represents more than 20% of Pitney Bowes' consolidated revenue. Pitney Bowes is the world's leading provider of integrated mail and document management systems, services and solutions. The $4.4 billion company helps organizations of all sizes engineer the flow of communication to reduce costs and increase impact, and enhance customer relationships. The company's 80-plus years of technological leadership has produced many major innovations in the mailing industry and more than 3,500 active patents with applications in a variety of markets, including printing, shipping, encryption, and financial services. With approximately 33,000 employees worldwide, Pitney Bowes serves more than 2 million businesses through direct and dealer operations. More information on the company is available at www.pb.com.
----------

The statements contained in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements may be identified by their use of forward-looking terminology such as the words "expects," "projects," "anticipates," "intends" and other similar words. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to: severe adverse changes in the economic environment; changes in international or national political or economic conditions; timely development and acceptance of new products or gaining product approval; successful entry into new markets; changes in interest rates; and changes in postal regulations, as more fully outlined in the company's 2002 Form 10-K Annual Report filed with the Securities and Exchange Commission. The forward-looking statements contained in this news release are made as of the date hereof and we do not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.